Registration No. 333-

    As filed with the Securities and Exchange Commission on December 3, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                      1041
            (Primary Standard Industrial Classification Code Number)

                                   13-1806811
                      (I.R.S. Employer Identification No.)

                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                          Proposed maximum      Proposed maximum
  Title of each class of                 Amount to be      offering price      aggregate offering        Amount of
Securities to be registered             registered<F1>       per unit<F1>        price<F1>[<F4>]      registration fee
======================================================================================================================
Common  Stock<F2>
Warrants for Common Stock<F3>
Total..............................     US$50,000,000           100%             US$50,000,000           US$13,200
======================================================================================================================

<F1> Estimated  solely for the purpose of  calculating  the  registration  fee in  accordance  with Rule 457 under the
     Securities Act of 1933.

<F2> Subject to note (4) below, there is being registered  hereunder an indeterminate number of shares of common stock of the  Newmont  Mining  Corporation  ("Newmont")  as may be issued  from time to time at  indeterminate  prices, including shares issuable upon exercise of warrants.

<F3> Subject to note (4) below, there is being registered  hereunder an indeterminate number of warrants of Newmont as may be issued from time to time at  indeterminate  prices entitling the holder to purchase shares of common stock of Newmont.

<F4> In no event will the aggregate  offering price of all securities issued from time to time under this registration statement exceed US$50,000,000.

     The Registrant hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which  specifically  states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration  statement shall become  effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.
======================================================================================================================

PROSPECTUS

                           NEWMONT MINING CORPORATION

     From time to time, we may offer and issue by this prospectus the following securities to the owners of businesses, properties or assets that we may acquire:

     *    our common stock and

     *    warrants to purchase our common stock.

The specific terms upon which we will issue these securities will be determined by negotiations with the owners of the businesses, properties or assets that we acquire.

     Our common stock trades on the New York Stock Exchange under the symbol "NEM."

     We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

     The persons who receive in acquisitions securities pursuant to this prospectus, including shares issued upon the exercise of warrants, also may, offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities that may be offered by this prospectus or has determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus is dated ______________ .

                                TABLE OF CONTENTS

About This Prospectus..........................................................1
Newmont........................................................................1
Acquisition Terms..............................................................1
Description of Newmont Capital Stock...........................................2
Description of Newmont Common Stock............................................2
Description of Newmont Common Stock Warrants...................................6
U.S. Federal Income Tax Considerations as a Real Property Holding
  Corporation..................................................................8
Selling Security Holders.......................................................8
Legal Opinion..................................................................8
Experts........................................................................8
Where You Can Find More Information............................................9

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. The shelf process allows us to offer and issue any combination of the securities described in this prospectus at one or more times up to a total dollar amount of $50 million.

     This prospectus provides you with a general description of the securities we may offer. At the time we offer securities we may provide a prospectus supplement with specific information about the terms of the securities that we are offering. The prospectus supplement may also update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

NEWMONT

     We were incorporated in 1921 under the laws of Delaware. We are engaged, directly or indirectly through our subsidiaries and affiliates, in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. We produce gold from operations in Nevada, California, Peru, Indonesia, Mexico and the Central Asian Republic of Uzbekistan. In late 1999, we began production from a copper/gold deposit at a second project in Indonesia.

     Our principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203. Our telephone number is (303) 863-7414.

ACQUISITION TERMS

     We may offer and issue shares of our common stock and warrants to purchase shares of common stock from time to time in connection with direct and indirect acquisitions of other businesses, properties or assets. We will furnish this prospectus to the security holders or owners of the businesses, properties or assets we are acquiring in exchange for the shares and warrants we offer by this prospectus.

     We expect that the terms upon which we issue the shares and warrants will be determined through negotiations with the security holders or principal owners of the businesses, properties or assets that we are acquiring. We expect that the value of shares of common stock that we issue in an acquisition will be reasonably related to the market price for our common stock prevailing at or near the time we enter into the relevant acquisition agreement or complete the acquisition.

     We will pay all expenses of the offering of shares and warrants by this prospectus. We will not pay any underwriting discounts or commissions in connection with the issuance of these securities, although we may pay finder's fees with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

     We will use this prospectus in connection with the issuance of our shares of common stock and warrants in those acquisitions that would be exempt from registration except for the possibility of integration with other transactions. We may also provide a prospectus supplement with specific information about the terms of the acquisitions and the securities being issued. If an acquisition would not be exempt from registration, we will furnish those offerees this prospectus, as amended by a post-effective amendment to the registration statement on Form S-4 of which this prospectus is a part.

     If we complete an acquisition or series of acquisitions since the date of our most recently audited financial statements that would have a material financial effect on us, we will file a Current Report on Form 8-K or amendment to the registration statement in which this prospectus was filed with the SEC containing the financial and other information about the acquisitions that would be material to subsequent purchasers of the securities we offer through this prospectus.

     The securities we issue in acquisitions may be subject to restrictions on resale imposed by Rules 144 and 145 under the Securities Act of 1933. In addition, we may impose contractual holding period requirements on the persons acquiring our securities in acquisitions.

DESCRIPTION OF NEWMONT CAPITAL STOCK

     As of November 30, 1999, we had 255,000,000 shares of authorized capital stock. Those shares consisted of:

     * 5,000,000 shares of preferred stock, none of which were outstanding and

     * 250,000,000 shares of common stock, of which 167,631,658 shares were outstanding.

DESCRIPTION OF NEWMONT COMMON STOCK

     We have summarized below provisions of our certificate of incorporation and our stockholders rights agreement. This summary does not contain all of the provisions that you may want to consider as an investor in our securities. You may wish to review our certificate of incorporation and stockholders rights agreement. We have filed copies of our certificate of incorporation and stockholder rights agreement with the SEC.

Listing

     Our common stock is listed on the New York Stock Exchange under the symbol "NEM" and on the Paris Bourse, the Brussels Stock Exchange and the Swiss Stock Exchange.

Dividends

     The owners of common stock may receive dividends when declared by the board of directors. Subject to the terms of any outstanding preferred stock, owners of common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

Voting Rights

     Each share of common stock is entitled to one vote in the election of directors and other matters. There is no cumulative voting.

By-Laws

     Our board of directors may adopt, amend or repeal our by-laws subject to Delaware law and our certificate of incorporation. The board's power to change our by-laws is also subject to the power of stockholders to do the same.

Liquidation Rights

     If we liquidate, dissolve or wind-up our business, whether voluntarily or not, common stockholders will share equally in the distribution of all assets remaining after we pay creditors and preferred stockholders.

Redemption

     Our common stock is not redeemable or convertible.

Anti-Takeover Provisions

     Article NINTH of our certificate of incorporation and our stockholder rights agreement may make it more difficult for corporations, entities or persons to acquire control of us or to remove management.

Approval of Certain Mergers, Consolidations, Sales and Leases

     We are required under Article NINTH of our restated certificate of incorporation to get the approval of 80% of our stockholders who are entitled to vote in elections of directors to enter the following types of transactions:

     * a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

     *    the  sale or  lease  of all or a  substantial  part of our  assets  to
          another   corporation  or  entity  that  holds  10%  or  more  of  our outstanding shares or

     * any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

     However, Article NINTH does not apply to any transaction if

     * our board of directors has approved the transaction before the other corporation, person or entity has become a holder of 10% or more of our outstanding shares or

     * we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

     Article NINTH can only be altered or repealed with the approval of 80% of our stockholders.

Stockholder Rights Plan

     Each outstanding share of our common stock carries with it one preferred share purchase right. The terms of the rights are set forth in a rights agreement, dated as of August 30, 1990, between us and The Chase Manhattan Bank, as rights agent.

     Currently, the rights are transferred automatically with the transfer of any outstanding common stock certificates. Under the rights agreement, the rights will separate from the common stock and be distributed to holders of our common stock on the earlier of

     * ten business days after the date of a public announcement that a person or group of affiliated or associated persons, has acquired, or obtained the right to acquire, 15% or more of our outstanding common stock or

     * ten business days after the date of the commencement of a tender offer or exchange offer that would result in a person or entity owning 15% or more of our outstanding common stock.

     Generally, after distribution, each right allows the holder to purchase directly from us one five-hundredth of a share of our junior preferred stock. The purchase price for each fraction is $150, subject to adjustment.

     The rights will expire on September 11, 2000, or earlier, if

     *    we redeemed them or

     * a merger or consolidation transaction is completed following a tender offer or exchange offer in which all holders of our common stock receive in the merger or consolidation the same form of consideration and in an amount not less than that paid in the tender offer or exchange offer.

     Until a right is exercised, the holder of a right has no rights as a stockholder. At any time until the earlier of

     * the date of public announcement that a person has acquired 15% or more of our outstanding common stock and

     *    the close of business on September 11, 2000

we have the option to redeem all of the rights at a price of $0.01 per right, subject to adjustment. In some circumstances, we may redeem the rights only with approval of the directors specified in the rights agreement.

     Each one-five hundredth of a share of junior preferred stock carries voting and dividend rights that are intended to be equivalent to one share of common stock. These rights would be subject to adjustment in the event of stock dividends, subdivisions and combinations with respect to our common stock. Under the rights agreement, we may pay cash instead of issuing certificates for fractions, other than fractions which are integral multiples of one five-hundredth of a share.

     If a person or entity acquires 15% or more of our outstanding common stock through a tender or exchange offer without certain approvals of our board of directors, each holder of a right would have the right to receive common stock, cash, property, or other securities of ours having a value equal to two times the purchase price of the right. Instead of requiring payment of the purchase price upon exercise of the right, we may provide that each right be exchanged for one share of common stock, cash, property or other securities. Under certain circumstances as specified in the rights agreement, all rights that are or were owned by any person or entity who acquired 15% or more of the common stock would be null and void.

     In addition, each holder of a valid right will have the right to receive upon exercise common stock of an acquiring company having a value equal to two times the purchase price of the right if

     * we are acquired in a merger or other business combination in which we are not the surviving corporation other than pursuant to certain board approved tender or exchange offers,

     * we are the surviving corporation of a consolidation or merger in which any part of our outstanding common stock is changed into or exchanged for stock or other securities of another corporation or cash or any other property or

     *    50% or more of our assets or earning power is sold or transferred.

     The purchase price payable and the number of fractions of our junior preferred stock or other securities or property issuable upon exercise of the rights is subject to adjustment to prevent dilution as a result of certain events described in the rights agreement.

     Before rights are distributed, we may supplement or amend the rights agreement without the approval of any common stockholder. From and after the date the rights are distributed, we may supplement or amend the rights agreement without the approval of any holders of rights under limited circumstances. The following terms, however, may not be changed:

     *    the redemption price,

     *    the final expiration date,

     *    the purchase price or

     * the number of fractions of junior preferred stock for which a right is exercisable.

     The rights have certain anti-takeover effects. The rights may cause substantial dilution of ownership interests to a person or group that attempts to acquire us without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors because the rights are either redeemable or are not exercisable or do not go into effect under those circumstances.

DESCRIPTION OF NEWMONT COMMON STOCK WARRANTS

     We may issue warrants for the purchase of our common stock. The warrants may be issued by themselves or with shares of common stock. The warrants will be issued under one or more common stock warrant agreements between us and a bank or trust company as common stock warrant agent. The common stock warrant agent will be our agent and will not assume any obligations to any owner of the warrants. We have summarized below provisions of the form of common stock warrant agreement. This summary does not contain all of the provisions that you may want to consider as an investor in our warrants. You may wish to review the form of warrant agreement. We have filed a copy of the form of warrant agreement with the SEC.

General

     Under the common stock warrant agreement, warrants may be issued in one or more series. This prospectus and the common stock warrant agreement relating to any series of warrants will include specific terms about the warrants. These terms include some of the following:

     *    the type and number of warrants,

     * the amount of related common stock for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase such common stock,

     *    the expiration date of each warrant,

     *    the exercise date of each warrant,

     * if applicable, the designation and terms of the securities with which each warrant can be issued,

     * any provision dealing with the date on which the warrants and related securities will be separately transferable,

     *    any  provision   granting  a  mandatory  or  an  optional   redemption
          provision,

     *    the identity of the common stock warrant agent,

     *    the form of the warrant certificates and

     *    any other terms of the warrant.

     The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the common stock warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Until a common stock warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the common stock warrant.

Exercise of Common Stock Warrants

     To exercise warrants, the holder must provide the common stock warrant agent with the following:

     *    payment of the exercise price,

     * certain information required as described on the reverse side of the warrant certificates,

     *    the number of warrants to be exercised and

     *    an executed and completed warrant certificate.

     The common stock warrant agent will issue a new warrant certificate for any warrants not exercised. The exercise price and the number of shares of common stock that each warrant can purchase will be subject to adjustment in certain events, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. No adjustment will be required until cumulative adjustments require an adjustment of at least 1%.

     From time to time, we may reduce the exercise price. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. If we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which such warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Common Stock Warrant Agreement

     The common stock warrant agreement will permit us and the common stock warrant agent, without the consent of the common stock warrant holders, to supplement or amend the agreement in the following circumstances:

     *    to cure any ambiguity,

     * to correct or supplement any provision which may be defective or inconsistent with any other provisions or

     * to add new provisions regarding certain matters or questions that we and the common stock warrant agent may deem necessary or desirable and which do not adversely affect the interests of the common stock warrant holders.

U.S. FEDERAL INCOME TAX CONSIDERATIONS AS A REAL PROPERTY HOLDING CORPORATION

     We are likely a U.S. real property holding corporation within the meaning of the Internal Revenue Code of 1986 and the related U.S. treasury regulations. Under certain circumstances, gain recognized on the sale or exchange of our common stock or warrants by a non-U.S. person who would not ordinarily be subject to U.S. federal income tax on gains would be subject to tax, notwithstanding the non-U.S. person's lack of other connections with the United States. Moreover, the sale proceeds may be subject to U.S. withholding tax. However, because our common stock is regularly traded on an established securities market, these taxes would apply to the disposition of our warrants only if on the date the warrants were acquired by the non-U.S. person they had a fair market value greater than 5% of the fair market value of the common stock. The special tax on gain would likewise apply to a disposition of common stock by a non-U.S. person who beneficially owns, directly or indirectly, more than 5% of the common stock at any time during the five year period immediately preceding the disposition of the common stock. Except in certain circumstances, however, the withholding tax would not apply to a disposition of common stock by a non-U.S. person.

     Each prospective holder of securities is urged to consult his or her own tax advisors regarding the U.S. federal tax consequences of an investment in our securities, as well as the tax consequences under any state, local or foreign tax laws.

SELLING SECURITY HOLDERS

     This prospectus may also be used for reoffers and resales by persons who receive our common stock or warrants in acquisitions or our common stock on exercise of warrants and who may be entitled to reoffer and resell the common stock or warrants under circumstances requiring the use of a prospectus. However, no person will be authorized to use this prospectus for an offer of the common stock or warrants without first obtaining our consent. We may consent to the use of this prospectus by selling security holders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between us and the selling security holders. A supplement to this prospectus will set forth information identifying the selling security holders and disclosing the information about the selling security holders and the securities to be sold as may then be required by the Securities Act of 1933 and the rules of the SEC.

LEGAL OPINION

     White & Case LLP will issue for us an opinion about the legality of the offered securities.

EXPERTS

     The consolidated financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP and PricewaterhouseCoopers LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firms as experts in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com and from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York City and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus:

     *    Annual Report on Form 10-K for the year ended December 31, 1998,

     * Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 and

     *    Current Reports on Form 8-K dated February 5, 1999 and July 12, 1999.

     You may request a copy of these documents, at no cost to you, by writing or telephoning us as follows:

     Newmont Mining Corporation
     1700 Lincoln Street
     Denver, Colorado 80203
     Attn: Office of the Secretary
     (303) 863-7414

     In order to obtain timely delivery of these documents, you should make any request no later than five business days before you must make your investment decision.

     You should rely only on the information incorporated by reference or provided in this prospectus or in any post-effective amendment or prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus, post-effective amendment or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                      II-6
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of Newmont provide that each person who at any time is or shall have been a director or officer of Newmont, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Newmont, and his or her heirs, executors and administrators, shall be indemnified by Newmont in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of Newmont facilitates enforcement of the right of directors and officers to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont and the director or officer.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit
Number    Description of Documents

4.1 Restated Certificate of Incorporation of Newmont Mining Corporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to Newmont Mining Corporation's Form 10-K for the year ended December 31, 1987.

4.2 Amendment to the Restated Certificate of Incorporation of Newmont Mining Corporation dated May 5, 1997. Incorporated by reference to
          Exhibit 4.2 to Newmont Mining Corporation's Registration Statement on Form S-3 (Registration No. 333-59141).

4.3 By-Laws of Newmont Mining Corporation as amended through September 15, 1999. Incorporated by reference to Exhibit 3 to Newmont Mining Corporation's Form 10-Q for the quarter ended September 30, 1999.

4.4 Form of Common Stock Warrant Agreement (including form of Warrant). Incorporated by reference to Exhibit 4.15 to Newmont Mining Corporation's Registration Statement on Form S-3 (Registration No. 333-54249).

5         Opinion of White & Case LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of White & Case LLP (included in Exhibit 5).

24.1 Power of Attorney of certain officers and directors of Newmont Mining Corporation.

Item 22. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) to file,  during  any  period  in which  offers or sales are being
     made,  a  post-effective   amendment  or  prospectus   supplement  to  this
     registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (7) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (8) that every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 3rd day of December, 1999.

                                                  NEWMONT MINING CORPORATION

                                                  By/s/ Timothy J Schmitt
                                                    ----------------------------
                                                    Timothy J. Schmitt
                                                    Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date

           *
------------------------
Ronald C. Cambre             Chairman, Chief Executive         December 3, 1999
                             Officer and Director
                             (Principal Executive Officer)

           *
------------------------
James T. Curry, Jr.          Director                          December 3, 1999

           *
------------------------
Joseph P. Flannery           Director                          December 3, 1999

           *
------------------------
Leo I. Higdon, Jr.           Director                          December 3, 1999

           *
------------------------
Robert J. Miller             Director                          December 3, 1999

           *
------------------------
Wayne W. Murdy               President and Director            December 3, 1999

           *
------------------------
Robin A. Plumbridge          Director                          December 3, 1999

           *
------------------------
Moeen A. Qureshi             Director                          December 3, 1999

           *
------------------------
Michael K. Reilly            Director                          December 3, 1999

           *
------------------------
James V. Taranik             Director                          December 3, 1999

           *
------------------------
William I.M. Turner, Jr.     Director                          December 3, 1999

           *
------------------------
Bruce D. Hansen              Senior Vice President and         December 3, 1999
                             Chief Financial Officer
                             (Principal Financial Officer)

           *
------------------------
Linda K. Wheeler             Vice President and Controller     December 3, 1999
                             (Principal Accounting Officer)

*By /s/ Timothy J Schmitt
   -----------------------
   Timothy J. Schmitt as
   Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number     Description of Documents

4.1 Restated Certificate of Incorporation of Newmont Mining Corporation dated as of July 13, 1987. Incorporated by reference to Exhibit 3 to Newmont Mining Corporation's Form 10-K for the year ended December 31, 1987.

4.2 Amendment to the Restated Certificate of Incorporation of Newmont Mining Corporation dated May 5, 1997. Incorporated by reference to
          Exhibit 4.2 to Newmont Mining Corporation's Registration Statement on Form S-3 (Registration No. 333-59141).

4.3 By-Laws of Newmont Mining Corporation as amended through September 15, 1999. Incorporated by reference to Exhibit 3 to Newmont Mining Corporation's Form 10-Q for the quarter ended September 30, 1999.

4.4 Form of Common Stock Warrant Agreement (including form of Warrant). Incorporated by reference to Exhibit 4.15 to Newmont Mining Corporation's Registration Statement on Form S-3 (Registration No. 333-54249).

5         Opinion of White & Case LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of White & Case LLP (included in Exhibit 5).

24.1 Power of Attorney of certain officers and directors of Newmont Mining Corporation.